                                                                    EXHIBIT 10.7

                                                                [EXECUTION COPY]




                          GUARANTY AND OPTION AGREEMENT

         THIS GUARANTY AND OPTION AGREEMENT (as amended, supplemented, amended and restated or otherwise modified from time to time, this "Guaranty"), dated as of January 12, 2000, is made by TRIARC COMPANIES, INC., a Delaware corporation (the "Guarantor"), in favor of ING (U.S.) CAPITAL LLC (together with its successors and assigns, "ING").


                              W I T N E S S E T H:

         WHEREAS, pursuant to a Note Purchase Agreement, dated as of January 12, 2000 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Note Purchase Agreement"), between MCM Capital Group, Inc., a Delaware corporation (the "Company") and ING, ING has purchased the Series No. 1 Notes from the Company;

         WHEREAS, the Guarantor owns an equity interest in the Company;

         WHEREAS, as a condition precedent to the purchase of the Series No. 1 Notes under the Note Purchase Agreement, the Guarantor is required to execute and deliver this Guaranty;

         WHEREAS, the Guarantor has duly authorized the execution, delivery and performance of this Guaranty; and

         WHEREAS, it is in the best interests of the Guarantor to execute this Guaranty inasmuch as the Guarantor will derive substantial direct and indirect benefits from the purchase of the Series No. 1 Notes from the Company by ING pursuant to the Note Purchase Agreement and the execution and delivery of the Warrant Agreement between the Company and ING;

         NOW THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, and in order to induce ING to purchase the Series No. 1 Notes from the Company, and to induce ING to enter into the Note Purchase Agreement and the Warrant Agreement, the Guarantor agrees, for the benefit of ING, as follows.


                                    ARTICLE I
                                   DEFINITIONS

         SECTION 1.1. Certain Terms. The following terms (whether or not underscored) when used in this Guaranty, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):
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         "Applicable Fees" means, with respect to any Eligible Transaction, the aggregate amount of compensation (net of syndication fees, underwriting commissions or similar fees) actually paid by a Triarc Party to the Lead Banker in such Eligible Transaction.

         "Company" is defined in the first recital.

         "CPH Party" means Consolidated Press Holdings Ltd. or any of its Affiliates.

         "Eligible Transaction" means a single transaction to which a Triarc Party is a party:

                  (a) in any line of business in which ING is then active;

                  (b) in which ING was offered, but declined, the right (i) to be the Lead Banker and (ii) to receive at least 40% of any Applicable Fees paid to such Lead Banker;

                  (c) in which a nationally recognized investment banking firm other than ING was engaged to be the Lead Banker;

                  (d) in which the terms on which the Lead Banker is engaged are substantially the same as those offered to ING; and

                  (e) in which the aggregate amount of Applicable Fees is greater than $1,000,000.

         "Guaranteed Obligations" is defined in Section 2.1(a).

         "Guarantor" is defined in the preamble.

         "Guaranty" is defined in the preamble.

         "ING" is defined in the preamble.

         "Lead Banker" means, with respect to any Eligible Transaction, the lead or co-lead investment banking firm or firms involved in arranging, underwriting or providing investment banking or financial advisory services in connection with such Eligible Transaction.


         "Material Role" means, with respect to any transaction (including but not limited to any Eligible Transaction), that in connection with such transaction, ING (a) acts as the lead underwriter, arranger or similar position,
(b) acts as the co-lead underwriter, arranger or similar position, or (c) receives 20% or more of the aggregate compensation paid by Triarc Parties and all CPH Parties in connection with the underwriting or arranging of such transaction.

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         "Note Purchase Agreement" is defined in the first recital.

         "Stockholders Agreement" means that certain Stockholders Agreement, dated as of January 12, 2000, by and among the Company, ING, and the other parties identified on the signature pages thereto.

         "Triarc Change of Control" means the acquisition by any Person or group (other than either of Nelson Peltz or Peter W. May or any of their respective Affiliates (including members of their immediate families) or any trusts or estates of which either is a primary beneficiary or any entity of which either of them hold a majority of the Voting Stock, or any combination of the foregoing) of a direct or indirect majority in interest (more than 50%) of the issued and outstanding Voting Stock of the Guarantor by merger or consolidation or otherwise.

                  "Triarc Party" means the Guarantor, the Company or any of their respective Affiliates.

         SECTION 1.2. Note Purchase Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Guaranty, including its preamble and recitals, have the meanings provided in the Note Purchase Agreement.


                                    ARTICLE II
                               GUARANTY PROVISIONS

         SECTION 2.1. Guaranty. Subject to Section 2.9, the Guarantor hereby absolutely, unconditionally and irrevocably

                  (a) guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of $10,000,000 of the principal amount of the Series No. 1 Notes (excluding any PIK Notes but including all such principal amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. Section 362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. Section 502(b) and Section 506(b)) (the "Guaranteed Obligations"); and

                  (b) indemnifies and holds harmless ING for any and all reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees and expenses) incurred by ING in enforcing any rights under this Guaranty;

provided, however, that the Guarantor shall only be liable under this Guaranty for the maximum amount of such liability that can be hereby incurred without rendering this Guaranty voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount. This Guaranty constitutes a guaranty of payment when due and not of collection, and the Guarantor specifically agrees that it


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shall not be necessary or required that ING exercise any right, assert any claim or demand or enforce any remedy whatsoever against the Company, any other
Obligor or any other Person before or as a condition to the obligations of the Guarantor hereunder.

         SECTION 2.2. Reinstatement, etc. The Guarantor hereby agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Guaranteed Obligations is invalidated, declared to be fraudulent or preferential, set aside, rescinded or must otherwise be restored by any Noteholder, upon the insolvency, bankruptcy, reorganization (or similar event) of the Company, any other Obligor or otherwise, all as though such payment had not been made.

         SECTION 2.3. Guaranty Absolute, etc. This Guaranty shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until the payment in full of the Guaranteed Obligations (subject, however, to Section 8.5 of the Note Purchase Agreement). The Guarantor guarantees that the Guaranteed Obligations of the Company and each other Obligor will be paid strictly in accordance with the terms of the Note Purchase Agreement and each other Purchase Document under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Noteholder with respect thereto. The liability of the Guarantor under this Guaranty shall be absolute, unconditional and irrevocable irrespective of:

                  (a) any lack of validity, legality or enforceability of the Note Purchase Agreement or any other Purchase Document;

                  (b) the failure of any Noteholder to assert any claim or demand or to enforce any right or remedy against the Company, any other Obligor or any other Person (including any other guarantor) under the provisions of the Note Purchase Agreement, any other Purchase Document or otherwise, or to exercise any right or remedy against any other guarantor (including the Guarantor) of, or collateral securing, any Guaranteed Obligations;

                  (c) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Guaranteed Obligations, or any other extension, compromise or renewal of any Guaranteed Obligation;

                  (d) any reduction, limitation, impairment or termination of any Guaranteed Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and the Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, irregularity, compromise or unenforceability of, or any other event or occurrence affecting, any Guaranteed Obligations or otherwise;


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                  (e) any amendment to, rescission, waiver or other modification of, or any consent to or departure from, any of the terms of the Note Purchase Agreement or any other Purchase Document;

                  (f) any addition, exchange, release, surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition of, or consent to or departure from, any other guaranty held by any Noteholder securing any of the Guaranteed Obligations; or

                  (g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Company, any other Obligor, any surety or any guarantor.

         SECTION 2.4. No Demand. Notwithstanding any provision in this Guaranty to the contrary, no claim or demand shall be made under this Guaranty prior to July 12, 2001, and the Guarantor shall have no obligation to make any payment under this Guaranty, and shall suffer no liability for any Guaranteed Obligation, prior to any such claim or demand.

         SECTION 2.5. Waiver, etc. The Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that any Noteholder protect, secure, perfect or insure any Lien (or any property subject thereto) in favor of ING or any other Noteholder, or exhaust any right or take any action against the Company, any other Obligor or any other Person (including any other guarantor) or any collateral securing the Guaranteed Obligations.

         SECTION 2.6. Postponement of Subrogation, etc. The Guarantor agrees that it will not exercise any rights which it may acquire by way of rights of subrogation under this Guaranty or any other Purchase Document to which it is a party, nor shall the Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Obligor, in respect of any payment made hereunder, under any other Purchase Document or otherwise, until following the payment in full of the Guaranteed Obligations. Any amount paid to the Guarantor on account of any such subrogation rights prior to the payment in full of the Guaranteed Obligations shall be held in trust for the benefit of ING and shall immediately be paid and turned over to ING in the exact form received by the Guarantor (duly endorsed in favor of ING, if required), to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with Section 4.5 of the Note Purchase Agreement; provided, however, that if


                  (a) the Guarantor has made payment to ING of all or any part of the Guaranteed Obligations; and


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                  (b) the payment in full of the Guaranteed Obligations has
         occurred;

then at the Guarantor's request ING will, at the expense of the Guarantor, execute and deliver to the Guarantor appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Guaranteed Obligations resulting from such payment; provided, that the failure to receive such assignment shall not limit the Guarantor's right of subrogation. In furtherance of the foregoing, at all times prior to the payment in full of the Guaranteed Obligations the Guarantor shall refrain from taking any action or commencing any proceeding against the Company or any other Obligor (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in the respect of payments made under this Guaranty to ING.

         SECTION 2.7. Successors, Transferees and Assigns, etc. This Guaranty shall:

                  (a) be binding upon the Guarantor and its successors, transferees and assigns; and

                  (b) inure to the benefit of and be enforceable by ING.

Without limiting the generality of clause (b), ING may assign or otherwise transfer (in whole or in part) any Series No. 1 Note held by it to any other Person and such other Person shall thereupon become vested with all rights and benefits in respect thereof granted to ING under this Guaranty or otherwise, subject, however, to any contrary provisions in such assignment or transfer and to the provisions of the Note Purchase Agreement.

         SECTION 2.8. Payments. The Guarantor agrees that all payments made by the Guarantor hereunder will be made in United States dollars to ING without set-off, counterclaim or other defense and in accordance with Sections 4.1 and
4.2 and 4.10 of the Note Purchase Agreement, free and clear of and without deduction for any Taxes, the Guarantor hereby agreeing to comply with and be bound by the provisions of Sections 4.1 and 4.2 and 4.10 of the Note Purchase Agreement in respect of all payments made by it hereunder and the provisions of which Sections are hereby incorporated into and made a part of this Guaranty by this reference as if set forth herein; provided, that references to the "Company" in such Sections shall be deemed to be references to the Guarantor, and references to "this Agreement" shall be deemed to be references to this Guaranty.


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         SECTION 2.9. Adjustment to Guaranteed Obligations. Notwithstanding
anything else to the contrary contained herein, to the extent the Guaranteed Obligations guaranteed hereunder include any outstanding principal amount of the Series No. 1 Notes, such outstanding principal amount shall be reduced (for purposes of this Guaranty only) and the Guarantor shall not be liable to ING for the following amounts:

                  (a) the amount of any fees paid to ING or any Affiliate (net of syndication fees, underwriting commissions or similar fees) by any Triarc Party or any CPH Party in connection with any transaction occurring after the Closing Date for which ING or any Affiliate has a Material Role; and

                  (b) for each Eligible Transaction for which ING or any Affiliate does not have a Material Role, the greater of (i) an amount equal to 25% of the Applicable Fees in such Eligible Transaction, or
         (ii) the amount of any fees paid to ING (net of syndication fees, underwriting commissions or similar fees) by any Triarc Party or any CPH Party in connection with such Eligible Transaction.


                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

         SECTION 3.1. Representations. In order to induce ING to enter into the Note Purchase Agreement, and to induce ING to enter into the Warrant Agreement, the Guarantor represents and warrants to ING

                  (a) Organization, Power, Authority, etc. The Guarantor is a corporation duly incorporated and in good standing under the laws of the jurisdiction of its incorporation and has full power and authority to enter into and perform its obligations under this Guaranty.

                  (b) Due Authorization. The execution and delivery by the Guarantor of this Guaranty and the performance by the Guarantor of its obligations hereunder have been duly authorized by all necessary corporate action, do not require any Approval, do not and will not conflict with, result in any violation of, or constitute any default under, any provision of any Organizational Document.

                  (c) Validity, etc. This Guaranty constitutes the legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms, subject, however, as to enforcement only, to bankruptcy, insolvency, reorganization, moratorium or similar laws at the time in effect affecting the enforceability of the rights of creditors generally and general equity principles (regardless of whether enforcement is sought in a proceeding at law or in equity).


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                  SECTION 3.2. Guarantor Compensation and Consent. The Guarantor
         represents and warrants, and ING acknowledges and agrees, that the Guarantor has received no direct economic consideration for entering into this Guaranty other than (a) a cash fee equal to $200,000 and (b) warrants for purchase of up to 100,000 Common Shares of the Company. By execution and delivery of this Guaranty and notwithstanding any provision in the Note Purchase Agreement to the contrary, ING as the Purchaser consents to such compensation and such compensation is not a violation of Sections 6.2.5 or 6.2.11 of the Note Purchase Agreement.


                                   ARTICLE IV
                       AGREEMENTS AS TO SERIES NO. 1 NOTES
                                   AND WARRANT

         SECTION 4.1. Series No. 1 Notes.

                  (a) If at any time a Triarc Change in Control occurs, the Guarantor shall either (i) offer to purchase, and if such offer is accepted shall purchase, from the Noteholders, within 30 days of the date of such occurrence, all outstanding Series No. 1 Notes for a purchase price, payable in immediately available funds, equal to the Optional Redemption Price of such Series No. 1 Notes together with all unpaid interest accrued thereon to the date of such purchase; or (ii) to secure payment pursuant to this Guaranty, deposit into a collateral escrow account reasonably acceptable to the Guarantor and the Required Noteholders cash or Cash Equivalent Investments equal to the Guaranteed Obligations, as adjusted from time to time pursuant to Section 2.9. Upon payment of a principal amount of the Series No. 1 Notes (other than the PIK Notes) after the date of establishment of such escrow account equal to the Guaranteed Obligations, as adjusted from time to time pursuant to Section 2.9, all remaining amounts on deposit in the escrow account shall be returned to the Guarantor. Upon the consummation of any purchase pursuant to this Section 4.1(a), ING and such other Noteholder shall comply with Section 4.2 below.

                  (b) The Guarantor (or any third party designated by the Guarantor) shall have the right, upon 15 Business Days' prior written notice to ING and any other Noteholder, to purchase all (but not less than all) outstanding Series No. 1 Notes, for a purchase price, payable in immediately available funds, equal to the Optional Redemption Price of such Series No. 1 Notes together with all unpaid interest accrued thereon to the date of such purchase. Upon the consummation of any purchase pursuant to this Section 4.1(b), ING and such other Noteholder shall comply with Section 4.2 below.

                  (c) The Guarantor (or any third party designated by the Guarantor) shall have the right, at any time during which the Company may redeem Series No. 1 Notes pursuant to Section 4.7 of the Note Purchase Agreement, to purchase the Series No. 1 Notes identified in the written notice of such prospective assignment delivered to the Company in accordance with Section 4.7 of the Note Purchase Agreement, on the same terms and conditions as such prospective assignment.


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         SECTION 4.2. Warrants. Upon the consummation of any purchase of Series
No. 1 Notes pursuant to Section 4.1(a) or (b) above during any time period identified below, ING or any other holder of the Warrants promptly shall deliver to the Guarantor (or to such third-party purchaser previously identified by the Guarantor) the following respective percentages of Warrants then owned by ING or any other holder of the Warrants:

Period:                                         Percentage of Warrants Returned:
-------                                         --------------------------------
From the Closing Date
through 90 days thereafter                                  100%

From the 91st day after the
Closing Date through the
270th day after the Closing Date                             50%

Any time after the 270th day
after the Closing Date                                        0%

         SECTION 4.3. Maintenance of Cash Reserves. The Guarantor shall maintain in its accounts Cash Equivalent Investments, free of any and all Liens, in an aggregate amount no less than $10,000,000 (subject, however, to reduction by an amount equal to any reduction of Guaranteed Obligations pursuant to Section 2.9).

         SECTION 4.4. Assignments. ING shall not assign any portion of its Notes or Warrants without (i) delivery of this Guaranty and the Stockholders Agreement to the assignee; and (ii) delivery by such assignee to Triarc of an acknowledgment of, and an agreement by the assignee, in a form reasonably acceptable to Triarc, to be bound by the terms and conditions of this Guaranty and the Stockholders Agreement, including, without limitation, the obligation to surrender all or part of the Warrants without additional consideration upon certain events pursuant to this Guaranty.


                                   ARTICLE V
                            MISCELLANEOUS PROVISIONS

         SECTION 5.1. Binding on Successors, Transferees and Assigns; Assignment. In addition to, and not in limitation of, Section 3.7, this Guaranty shall be binding upon the Guarantor and its successors, transferees and assigns and shall inure to the benefit of and be enforceable by and against ING and its successors, transferees and assigns (to the full extent provided pursuant to Section 2.7); provided, however, that the Guarantor may not assign any of its obligations hereunder without the prior written consent of ING.


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         SECTION 5.2. Amendments, etc. No amendment to or waiver of any provision of this Guaranty, nor consent to any departure by the Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by ING or successors and assigns and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         SECTION 5.3. Notices. All notices and other communications provided for hereunder shall be in writing (including facsimile communication) and mailed or telecopied or delivered (i) in the case of the Guarantor, to the Guarantor in care of the Company at the address or facsimile number of the Company specified in the Note Purchase Agreement and (ii) in the case of ING, to ING at the address or facsimile number of ING specified in the Note Purchase Agreement. All such notices and other communications, when mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any such notice or communication, if transmitted by facsimile, shall be deemed given when the confirmation of transmission thereof is received by the transmitter.

         SECTION 5.4. No Waiver; Remedies. In addition to, and not in limitation of, Section 2.3 and Section 2.5, no failure on the part of any Noteholder to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         SECTION 5.5. Captions. Section captions used in this Guaranty are for convenience of reference only, and shall not affect the construction of this Guaranty.

         SECTION 5.6. Severability. Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

         SECTION 5.7. Governing Law, Entire Agreement, etc. THIS GUARANTY SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). THIS GUARANTY CONSTITUTES THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.


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         SECTION 5.8. Forum Selection and Consent to Jurisdiction. ANY
LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS GUARANTY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE NOTEHOLDERS OR THE GUARANTOR SHALL BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF NEW YORK, NEW YORK COUNTY OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY PROPERTY MAY BE BROUGHT, AT ING'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH PROPERTY MAY BE FOUND. THE GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE GUARANTOR IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR OUTSIDE OF THE STATE OF NEW YORK. THE GUARANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE GUARANTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS GUARANTY.

         SECTION 5.9. Waiver of Jury Trial. THE GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTY OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE NOTEHOLDERS OR THE GUARANTOR. THE GUARANTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR ING ENTERING INTO THE NOTE PURCHASE AGREEMENT.


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         SECTION 5.10. Counterparts. This Guaranty may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

         IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                         TRIARC COMPANIES, INC.


                                         By: /s/ John L. Barnes, Jr.
                                             _______________________________
                                             Name:  John L. Barnes, Jr.
                                             Title: Executive Vice President

ACCEPTED AND AGREED:

ING (U.S.) CAPITAL, LLC,


By: /s/ David Balestrery
   _________________________________
    Name:  David Balestrery
    Title: Vice President


                                             S-1